Exhibit 99.(a)(14)

                             ARTICLES OF AMENDMENT

                       ALLIANCEBERNSTEIN BOND FUND, INC.

            AllianceBernstein Bond Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The charter of the Corporation is hereby amended by changing the designation of one of the Corporation's Strategies to the designation listed below:

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             Designation                             New Designation
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AllianceBernstein Real Asset Strategy     AllianceBernstein All Market Real
                                          Return Portfolio
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            SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

            THIRD: This amendment to the charter of the Corporation will be effective on December 15, 2014, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

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            IN WITNESS WHEREOF, AllianceBernstein Bond Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Robert M. Keith, President of the Corporation, and witnessed by Stephen J. Laffey, the Assistant Secretary of the Corporation, this 12th day of December, 2014 The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                               ALLIANCEBERNSTEIN BOND FUND, INC.


                                               By: /s/ Robert M. Keith
                                                   ---------------------------
                                                   Robert M. Keith
                                                   President

WITNESS:

/s/ Stephen J. Laffey
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    Stephen J. Laffey
    Assistant Secretary